BRADLEY PHARMACEUTICALS, INC.
                         CONDENSED CONSOLIDATED
                        STATEMENTS OF OPERATIONS
                             (UNAUDITED)


                              Three Months Ended          Six Months Ended
                                    June 30,                  June 30,
                            -----------------------    ----------------------
                               2001          2000          2001         2000
                            -----------------------    -----------------------

Net sales                $  5,923,566  $  4,091,755  $ 11,206,675 $  6,889,047
Cost of sales                 939,660       976,402     1,927,314    1,854,367
                           ----------    ----------    ----------   ----------
                            4,983,906     3,115,353     9,279,361    5,034,680
                           ----------    ----------    ----------   ----------

Selling, general and
  administrative expenses   3,834,926     2,508,007     7,369,565    5,408,144
Depreciation and
 amortization                 290,536       237,445       534,750      482,077
Interest expense (income)
 - net                        (28,223)       54,491        11,764      111,938
Loss due to impairment
 of asset                        -             -             -       3,897,000
                           ----------    ----------    ----------   ----------
                            4,097,239     2,799,943     7,916,079    9,899,159
                           ----------    ----------    ----------   ----------

Income (loss) before
 income taxes                 886,667       315,410     1,363,282   (4,864,479)

Income tax expense
 (benefit)                    339,000       123,000       511,000     (377,000)
                           ----------    ----------    ----------   ----------
Net income (loss)        $    547,667  $    192,410  $    852,282 $ (4,487,479)
                           ==========    ==========    ==========   ==========

Net income (loss)
  per common share
    Basic                $       0.07  $       0.02  $       0.11 $      (0.57)
                           ==========    ==========    ==========   ==========
    Diluted              $       0.06  $       0.02  $       0.10 $      (0.57)
                           ==========    ==========    ==========   ==========

Weighted average number
  of common shares
    Basic                   7,970,000     7,910,000     7,960,000    7,900,000
                           ==========    ==========    ==========   ==========
    Diluted                 9,280,000     8,020,000     8,930,000    7,900,000
                           ==========    ==========    ==========   ==========

         	See Notes to Condensed Consolidated Financial Statements